Exhibit h (22) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EIGHTH AMENDMENT TO
CUSTODY AGREEMENT

THIS AMENDMENT TO CUSTODY AGREEMENT (“Amendment”) is by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time, (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Funds and the Custodian are parties to that certain Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010 and September 1, 2010, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto and the Custodian.

WHEREAS, each Fund is registered as a management investment company, or a series thereof, under the Investment Company Act of 1940, as amended; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Article IX of the Agreement is hereby deleted in its entirety and replaced with the following language:

1.           The Agreement shall become effective on March 1, 2011 and shall remain in full force and effect for a period of four (4) years (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term.  Additionally, if the Custodian (or any of its affiliates) engages in (i) any act or omission which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement, which upon notice the Custodian has not cured within 5 business days or (ii) any act or omission which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement, then each Fund shall have the right to immediately terminate this Agreement.

In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor Custodian or Custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.

In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor Custodian or Custodians. In the absence of such designation by the Fund, Custodian may designate a successor Custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting any fees, expenses and other accounts for the payment or reimbursement of which it shall then be entitled.

2.           If a successor Custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own Custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

      2.           The Agreement shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 1, 2011.

Each of the registered investment companies or series
thereof listed on Schedule II to the Custody
Agreement, as amended from time to time

By: /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By:  /s/ Andrew Pfeifer
Title:  Vice President

NINTH AMENDMENT TO
CUSTODY AGREEMENT

THIS AMENDMENT TO CUSTODY AGREEMENT (“Amendment”) is by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time, (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Funds and the Custodian are parties to that certain Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010, September 1, 2010, and March 1, 2011, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto and the Custodian;

WHEREAS, each Fund is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds and the Custodian desire to add Funds to Schedule II, effective March 25, 2011; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           The Funds listed in Schedule II to the Agreement, Schedule I of the Joint Trading Account Agreement, and Schedule I of the Foreign Custody Manager Agreement are amended and restated to include the funds listed on Exhibit A attached hereto.

2.           Within the Non-Money Market Fund Fee Schedule, the section entitled “Funds” following the section entitled “Earnings Credit Arrangement” is replaced in its entirety with the section entitled “Funds” attached hereto as Exhibit B.

3.           The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

Each of the registered investment companies or series
thereof listed on Exhibit A attached hereto

By:  /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By:  /s/ Andrew Pfeifer
Title:  Vice President

Exhibit A
Schedule II of the Custody Agreement;
Schedule I of the Joint Trading Account Agreement;
Schedule I of the Foreign Custody Manager Agreement

A.           Non-Money Market Funds

Federated Enhanced Treasury Income Fund
Federated Global Equity Fund
Federated InterContinental Fund
Federated Intermediate Municipal Trust
Federated International Bond Fund
Federated International Bond Strategy Portfolio
Federated Emerging Market Debt Fund
Federated International Leaders Fund
Federated International Small-Mid Company Fund
Federated International Strategic Value Dividend Fund
Federated Market Opportunity Fund
Federated MDT Stock Trust
Federated Michigan Intermediate Municipal Trust
Federated Muni and Stock Advantage Fund
Federated Municipal High Yield Advantage Fund
Federated Municipal Ultrashort Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund
Federated Prudent DollarBear Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Unconstrained Bond Fund

B.           Money Market Funds

Federated Automated Government Cash Reserves
Federated Capital Reserves Fund
Federated Government Obligations Tax-Managed Fund
Federated Government Reserves Fund
Federated Municipal Trust
Federated U.S. Treasury Cash Reserves

Exhibit B
Amended and Restated
Section entitled “Funds”
of the Non-Money Market Fund Fee Schedule
(Exhibit D to Amendment dated November 8, 2007)

FUNDS

Federated Enhanced Treasury Income Fund
Federated Global Equity Fund
Federated InterContinental Fund
Federated Intermediate Municipal Trust
Federated International Bond Fund
Federated International Bond Strategy Portfolio
Federated Emerging Market Debt Fund
Federated International Leaders Fund
Federated International Small-Mid Company Fund
Federated International Strategic Value Dividend Fund
Federated Market Opportunity Fund
Federated MDT Stock Trust
Federated Michigan Intermediate Municipal Trust
Federated Muni and Stock Advantage Fund
Federated Municipal High Yield Advantage Fund
Federated Municipal Ultrashort Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund
Federated Prudent DollarBear Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Unconstrained Bond Fund